Exhibit 5.2

Troutman Pepper Locke LLP 111 Huntington Avenue, 9th Floor Boston, MA 02199-7613

troutman.com

August 21, 2026

U.S. Gold Corp.

1910 E. Idaho Street

Suite 102-Box 604

Elko, Nevada 89801

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to U.S. Gold Corp., a Nevada corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the base prospectus that is part of the Registration Statement (the “Base Prospectus”), filed on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Base Prospectus provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Base Prospectus, as supplemented by any applicable Prospectus Supplements, provides for the issuance and sale from time to time by the Company of up to an aggregate of $150,000,000 of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) warrants to purchase shares of Common Stock or shares of Preferred Stock (the “Warrants”), (iv) shares of Common Stock and/or Preferred Stock issuable upon exercise of the Warrants, (v) units comprised of one or more shares of Common Stock, shares of Preferred Stock, and Warrants, in any combination (the “Units”), and/or (vi) any combination of the foregoing securities. The Common Stock, the Preferred Stock, the Warrants and the Units are collectively herein referred to as the “Registered Securities.” The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Base Prospectus, as supplemented by any applicable Prospectus Supplements that may be filed under the Securities Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Base Prospectus.

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact, we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

U.S. Gold Corp. August 21, 2026 Page 2

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. For purposes of this opinion letter, we have assumed that:

(i)	the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with the Articles of Incorporation of the Company, as amended from time to time (the “Articles of Incorporation”), and the Second Amended and Restated Bylaws of the Company, as amended from time to time, and applicable Nevada and New York law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;

(ii)	any shares of Common Stock (including any such shares included in Units) issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement, if any, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Articles of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iii)	any shares of Preferred Stock (including any such shares included in Units) issued pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Articles of Incorporation of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iv)	any Warrants (including any Warrants included in Units) issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements governed by New York law (each a “Warrant Agreement”);

(v)	any Units issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding, and enforceable Unit Agreement governed by New York law (the “Unit Agreement”) between the Company and a bank or trust company as unit agent;

U.S. Gold Corp. August 21, 2026 Page 3

(vi)	all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Company; and

(vii)	following effectiveness of the Registration Statement, the Registration Statement and any amendments thereto (including post-effective amendments) will continue to be effective under the Securities Act.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter.

Based upon the foregoing, we are of the opinion that:

1.	Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.	Following effectiveness of the Registration Statement, the Units registered under the Registration Statement, when duly authorized, executed and delivered against payment specified therefor and pursuant to a Unit Agreement, if applicable, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Our opinions set forth above are subject to the following qualifications and exceptions:

(i)	We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

(ii)	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Our opinions expressed above are limited to the corporate laws of the State of New York.

This opinion letter is given as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Base Prospectus. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Troutman Pepper Locke LLP

Troutman Pepper Locke LLP